CECO ENVIRONMENTAL REPORTS FIRST QUARTER 2024 RESULTS

Reports Record First Quarter Revenue and Gross Margins, Near Record Backlog

Reaffirms Full Year 2024 Guidance

DALLAS (April 30, 2024) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the first quarter results of 2024.

First Quarter Summary(1)

•
Orders of $145.3 million
•
Backlog of $389.5 million, up 9 percent
•
Revenue of $126.3 million, up 12 percent
•
Net income of $1.5 million, down 25 percent; non-GAAP net income of $4.0 million, up 11 percent
•
GAAP EPS (diluted) of $0.04; non-GAAP EPS (diluted) of $0.11
•
Adjusted EBITDA of $13.2 million, up 36 percent
•
Free cash flow of $(1.9) million, up $12.6 million

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

“We started 2024 by delivering a solid first quarter which puts us in strong position in terms of our full year outlook. The quarter was highlighted by record gross margins, which we believe demonstrates our ongoing progress driving operational excellence programs and steadily advancing and diversifying our overall portfolio. Our book-to-bill ratio of 1.2 increased our backlog to near record levels, and our sales and adjusted EBITDA were each first quarter records. Additionally, we repurchased $3 million of stock during the quarter as part of our disciplined capital allocation strategy,” said CECO Chief Executive Officer, Todd Gleason. “I continue to be pleased with our operating model which is producing high quality results balanced across our highly diversified businesses.”

First quarter operating income was $7.7 million, up $2.2 million or 40 percent when compared to $5.5 million in the first quarter 2023. On an adjusted basis, non-GAAP operating income was $10.2 million, up $2.5 million or 32 percent when compared to $7.7 million in the first quarter of 2023. Net income was $1.5 million in the quarter, compared to $2.0 million in the first quarter 2023. Non-GAAP net income was $4.0 million, up $0.4 million or 11 percent when compared to $3.6 million in the first quarter 2023. Adjusted EBITDA of $13.2 million, reflecting a margin of 10.5 percent, was up 36 percent compared to $9.7 million in the first quarter 2023. Free cash flow in the quarter was $(1.9) million, up $12.6 million compared to $(14.5) million in the first quarter of 2023.

“We enter the second quarter with a near record backlog, and most importantly, our largest and most balanced sales pursuit pipeline. Additionally, our pipeline contains a series of potentially record-sized energy transition opportunities that we believe we are well positioned to capture in the coming quarters. Lastly, our programmatic M&A process has replenished our transaction funnel with attractive, strategic, growth businesses, which we would be able to fund with our strong balance sheet,” added Gleason.

Company Reaffirms 2024 Full Year Guidance

The Company is maintaining its 2024 full year revenue guidance of $590 to $610 million, up approximately 10% year over year at the midpoint, Adjusted EBITDA guidance to $67 to $70 million, up approximately 20% year over year at the midpoint, and free cash flow of 50% to 70% of Adjusted EBITDA.

“We are reaffirming our full year 2024 outlook – which we raised in early March. Our large sales pipeline, including the previously stated energy transition opportunities, coupled with potential additions from our continued M&A process, gives us a high conviction in our outlook and additional opportunities for sustainable growth,” concluded Gleason.

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the first quarter 2024 financial results. Please visit the Investor Relations portion of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by visiting https://edge.media-server.com/mmc/p/bxvjrmgc.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by visiting https://edge.media-server.com/mmc/p/bxvjrmgc.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Peter Johansson

Chief Financial and Strategy Officer
888-990-6670

investor.relations@onececo.com

Investor Relations Contact:

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)	(unaudited) March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$46,557	$54,779
Restricted cash	471	669
Accounts receivable, net allowances of $6,023 and $6,460	116,647	112,733
Costs and estimated earnings in excess of billings on uncompleted contracts	58,541	66,574
Inventories, net	38,032	34,089
Prepaid expenses and other current assets	10,620	11,769
Prepaid income taxes	741	824
Total current assets	271,609	281,437
Property, plant and equipment, net	27,743	26,237
Right-of-use assets from operating leases	15,095	16,256
Goodwill	211,479	211,326
Intangible assets – finite life, net	48,324	50,461
Intangible assets – indefinite life	9,558	9,570
Deferred income taxes	291	304
Deferred charges and other assets	4,921	4,700
Total assets	$589,020	$600,291
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$10,580	$10,488
Accounts payable	79,061	87,691
Accrued expenses	46,195	44,301
Billings in excess of costs and estimated earnings on uncompleted contracts	58,158	56,899
Notes payable	1,500	2,500
Income taxes payable	816	1,227
Total current liabilities	196,310	203,106
Other liabilities	11,479	12,644
Debt, less current portion	125,070	126,795
Deferred income tax liability, net	9,519	8,838
Operating lease liabilities	10,490	11,417
Total liabilities	352,868	362,800
Commitments and contingencies (See Note 14)
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,908,330 and 34,835,293 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	349	348
Capital in excess of par value	251,673	254,956
Accumulated loss	(4,879)	(6,387)
Accumulated other comprehensive loss	(15,620)	(16,274)
Total CECO shareholders' equity	231,523	232,643
Noncontrolling interest	4,629	4,848
Total shareholders' equity	236,152	237,491
Total liabilities and shareholders' equity	$589,020	$600,291

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2024	2023
Net sales	$126,332	$112,563
Cost of sales	81,200	77,670
Gross profit	45,132	34,893
Selling and administrative expenses	34,908	27,193
Amortization and earnout expenses	2,209	1,747
Acquisition and integration expenses	190	492
Restructuring expenses	139	—
Income from operations	7,686	5,461
Other expense, net	(1,513)	(574)
Interest expense	(3,413)	(2,408)
Income before income taxes	2,760	2,479
Income tax expense	667	10
Net income	2,093	2,469
Noncontrolling interest	(585)	(491)
Net income attributable to CECO Environmental Corp.	$1,508	$1,978
Earnings per share:
Basic	$0.04	$0.06
Diluted	$0.04	$0.06
Weighted average number of common shares outstanding:
Basic	34,846,163	34,441,905
Diluted	36,177,323	35,198,668

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$2,093	$2,469
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,512	2,885
Unrealized foreign currency gain (loss)	149	(92)
Gain (loss) on sale of property and equipment	115	(17)
Debt discount amortization	120	91
Share-based compensation expense	1,670	806
Bad debt expense	(384)	83
Inventory reserve expense	499	175
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,355)	(22,786)
Costs and estimated earnings in excess of billings on uncompleted contracts	7,858	(8,418)
Inventories	(4,447)	(2,191)
Prepaid expense and other current assets	1,211	572
Deferred charges and other assets	(221)	(325)
Accounts payable	(2,442)	(3,358)
Accrued expenses	1,220	2,302
Billings in excess of costs and estimated earnings on uncompleted contracts	1,262	16,838
Income taxes payable	(387)	(17)
Other liabilities	(5,249)	(1,038)
Net cash provided by (used in) operating activities	1,224	(12,021)
Cash flows from investing activities:
Acquisitions of property and equipment	(3,116)	(2,513)
Net cash received (paid) for acquisitions	422	(24,142)
Net cash used in investing activities	(2,694)	(26,655)
Cash flows from financing activities:
Borrowings on revolving credit lines	13,400	54,800
Repayments on revolving credit lines	(12,600)	(20,000)
Repayments of long-term debt	(2,553)	(826)
Payments on finance leases and financing liability	(229)	(225)
Deferred consideration paid for acquisitions	(1,000)	—
Proceeds from employee stock purchase plan and exercise of stock options	258	610
Noncontrolling interest distributions	(804)	—
Common stock repurchased	(3,000)	—
Net cash (used in) provided by financing activities	(6,528)	34,359
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(422)	(64)
Net decrease in cash, cash equivalents and restricted cash	(8,420)	(4,381)
Cash, cash equivalents and restricted cash at beginning of period	55,448	46,585
Cash, cash equivalents and restricted cash at end of period	$47,028	$42,204
Cash paid during the period for:
Interest	$3,269	$2,338
Income taxes	$975	$1,290

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended March 31,
(in millions, except ratios)	2024	2023
Operating income as reported in accordance with GAAP	$7.7	$5.5
Operating margin in accordance with GAAP	6.1%	4.9%
Amortization and earnout expenses	2.2	1.7
Acquisition and integration expenses	0.2	0.5
Restructuring expenses	0.1	—
Non-GAAP operating income	$10.2	$7.7
Non-GAAP operating margin	8.1%	6.8%

	Three months ended March 31,
(in millions, except share data)	2024	2023
Net income as reported in accordance with GAAP	$1.5	$2.0
Amortization and earnout expenses	2.2	1.7
Acquisition and integration expenses	0.2	0.5
Restructuring expenses	0.1	—
Foreign currency remeasurement	0.9	(0.1)
Tax (benefit) expense of adjustments	(0.9)	(0.5)
Non-GAAP net income	$4.0	$3.6
Depreciation	1.3	1.2
Non-cash stock compensation	1.7	0.8
Other expense, net	0.6	0.7
Interest expense	3.4	2.4
Income tax expense	1.6	0.5
Noncontrolling interest	0.6	0.5
Adjusted EBITDA	$13.2	$9.7

Earnings per share:
Basic	$0.04	$0.06
Diluted	$0.04	$0.06

Non-GAAP net income per share:
Basic	$0.11	$0.10
Diluted	$0.11	$0.10

	Three months ended March 31,
(in millions)	2024	2023
Net cash provided by operating activities	$1.2	$(12.0)
Acquisitions of property and equipment	(3.1)	(2.5)
Free cash flow	$(1.9)	$(14.5)

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully identify acquisition targets, integrate acquired businesses and realize the synergies from strategic transactions; and the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.